EXHIBIT 99.1
Endocare, Inc. C.E. Unterberg, Towbin Emerging Growth Life Sciences Conference October 30, 2006 201 Technology Drive Irvine, California 92618 (949) 450-5400

Forward-Looking Statements, etc. Statements contained in this presentation that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in "Risk Factors" or "Risks Related to Our Business" in the Company's Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to: uncertainty relating to ongoing investigations by governmental agencies; uncertainty regarding the Company's liquidity and ability to reach and maintain profitability; the risk that the Company may be required to make state and local tax payments that exceed the Company's settlement estimates; uncertainty regarding the Company's re-listing on a national stock exchange; uncertainty regarding the effects of effectuating the Company's proposed reverse stock split, in particular the possibility that the market may react negatively to the Company's effectuation of a reverse stock split; uncertainty regarding market acceptance of the Company's products; uncertainty of product development and the associated risks related to clinical trials; uncertainty relating to third party reimbursement; uncertainty regarding the ability to convince health care professionals and third party payers of the medical and economic benefits of the Company's products; the Company's limited sales, marketing and manufacturing experience; uncertainty regarding the ability to attract and retain key personnel; uncertainty regarding the ability to secure and protect intellectual property rights relating to the Company's technology; the rapid pace of technological change in the Company's industry; and fluctuations in the Company's order levels. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason.

Topics Craig T. Davenport CEO, President & Chairman Our Vision Statement Cancer Facts Financial Performance Why Endocare?

Our Vision Endocare is focused on improving the health and quality of patients' lives through safe, cost effective, proprietary cryoablation technologies for treating cancerous tissue and tumors.

* Excludes basal and squamous cell skin cancers and in situ carcinomas except urinary bladder. Source: American Cancer Society, 2006. Men 720,280 Women 679,510 Prostate 33% Lung and bronchus 13% Colon and rectum 10% Urinary bladder 7% Melanoma of skin 5% Non-Hodgkin's 4% lymphoma Kidney 3% Leukemia 3% Oral cavity 3% Pancreas 2% All other sites 17% 32% Breast 12% Lung and bronchus 11% Colon and rectum 6% Uterine corpus 4% Melanoma of skin 4% Non-Hodgkin's lymphoma 3% Ovary 3% Thyroid 2% Urinary bladder 2% Pancreas 21% All other sites 2006 Estimated U.S. Cancer Cases*

Prostate Cancer Basics 234,000 treatable cases per year in the U.S. 27,350 deaths estimated in 2006 Most early prostate cancer has no symptoms USUALLY relatively slow growth but some tumors rapid growth Metastasizes to lymph nodes, bone, liver, lung Cure or significant prolongation is possible if caught early 642 Men Today will be diagnosed!

Renal or Kidney Cancer Basics 35,000 treatable cases per year in the U.S. 12,840 deaths Most often diagnosed in those 50-70 years of age No blood test (diagnostic like PSA) for kidney cancer 70% of cancers found on incidental CT or MRI Blood in urine is the most common sign of kidney cancer 106 Individuals Today will be diagnosed!

Endocare Markets Cryoablation Technology Oncology, Radiology Interventional Radiology Liver Tumors Lung Tumors Kidney Tumors Prostate Cancer Kidney Cancer Urology

TM Current Cryo Systems (The "Razor") CryoCare CryoCare TM

CryoProbe
(Razor Blades)

Urology

DIRECT ACCESS™


DIRECT ACCESS

Components

- 6 - 2.4 mm CryoProbes
- 6 - TemProbes
- Warming Catheter

Interventional Radiology

PER CRYO™
PERCUTANEOUS • CRYOABLATION


endocare

Features

- Multiple Probe System
- Right Angle design
- CT-compatible
  - Fits under CT Gantry
  - Tumors easily targeted
  - Wide grip handle

endocare
extending life everyday™

Endocare Domestic Cryoablation Procedures 1,546 3,554 2,479 2002 - 2005 Actual and 1st Nine Months 2006 4,720 6,550 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2003 2004 2005 9 Months 2006 5,578 2002 3,504 2,474 4,713 6,407

Summary Annual Financial Data (From Continuing Operations) ($000's) 2003 2004 2005 2006 Total revenues 19,604 $ 24,181 $ 28,274 $ 14,170 $ Gross margin % 41.4% 43.8% 44.3% 50.5% SG&A expenses 41,888 $ 29,733 $ 26,859 $ 13,740 $ Cash used in operations (23,623) $ (17,088) $ (14,718) $ (7,413) $ (Unaudited) 1st Half

Quarterly Domestic Procedural Growth * 3rd Quarter 2006 Data Are Estimated and Have Not Yet Been Reported

Summary Unaudited Quarterly Financial Data * 3rd Quarter 2006 Data Are Estimated and Have Not Yet Been Reported ($000's) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Total revenues 6,867 $ 6,919 $ 7,008 $ 7,481 $ 7,262 $ 6,908 $ * Gross margin % 39.0% 43.3% 45.6% 48.9% 48.1% 52.9% * SG&A expenses 6,849 $ 6,478 $ 6,646 $ 6,886 $ 7,763 $ 5,976 $ * Less Than Cash used in operations (6,050) $ (4,596) $ (1,163) $ (2,909) $ (4,339) $ (3,074) $ (2,600) $ 2005 2006

Other Significant Events Capital Financing Update... During Investor 3rd Qtr Call, in early November Anticipate addressing EBITDA Breakeven date.

Historically rapid procedural growth. Clinically proven (10-year clinical results) technology for tissue and tumor ablation. Strong IP in large markets with less than 4% current market share. Growing market acceptance among physicians, academics, patients and payers. Gross margins, net income and operating results are improving. Why Endocare?

Thank you for your interest & consideration ENDOCARE - endo.ob